Exhibit 99.1

NextTrip Provides Shareholder Update Following Completion of TA Pipeline Acquisition

Announces Launch of New TA Pipeline Website and Expanding Market Interest

Surge in Partnership Discussions, Supplier Inquiries and Agency Sign-Ups Following Recent Cancún Travel Mart Event

Santa Fe, NM – November 5, 2025 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” “we,” “our,” or the “Company”), a technology-forward media and travel company redefining how people discover, plan, and book travel, today provided an update to shareholders following the completion of its acquisition of TA Pipeline LLC, a rapidly growing group travel platform that connects travel suppliers with travel advisors and agencies through its proprietary lead-generation and booking technology.

NextTrip finalized the acquisition of TA Pipeline in late August, marking another key milestone in its strategy to build a vertically integrated travel ecosystem that combines inspiration, engagement, and seamless booking across both consumer and trade markets. TA Pipeline serves as a high-value link between travel suppliers, such as hotels, resorts, and destinations, and agencies managing weddings, reunions, incentive programs, corporate retreats, and other group travel programs.

Momentum and Industry Response

Amy Proost, Chief Revenue Officer of NextTrip, recently attended the Cancún Travel Mart, which brings together leaders across the “Sun and Fun” segment of the global leisure travel market as the Premier Mexican Caribbean Tourism Business Development Event. Proost reported a particularly strong reception for TA Pipeline and its expanded role within NextTrip.

“The response to TA Pipeline’s group-booking capabilities was exceptional,” said Proost. “Suppliers and agencies alike see the opportunity to scale their group business through the platform’s automated lead-matching tools and integrated marketing network, which promotes featured properties and destinations across NextTrip’s media brands and travel channels. With NextTrip’s media exposure, technology infrastructure, and data-driven marketing capabilities, the growth potential for both sides of the marketplace has expanded significantly. We expect to see meaningful supplier and agency growth over the coming year.”

Since joining the NextTrip portfolio, TA Pipeline has attracted significant interest from large travel management companies seeking customizable group travel solutions that extend into incentive, corporate group, and meeting travel. This opportunity expands TA Pipeline’s user base beyond its strong foundation in the all-inclusive leisure market—setting the stage for accelerated growth as the platform evolves to meet broader segment demand.

Additionally, the Company announced the launch of a new TA Pipeline website, designed and built by the NextTrip Media and Technology team, now live at www.tapipeline.com. The new site provides an enhanced experience for both travel suppliers and travel advisors, showcasing platform capabilities, partnership opportunities, and streamlined registration tools for new participants.

Following the Cancún conference, the Company noted a surge in partnership discussions, supplier inquiries, and agency sign-ups, signaling further acceleration in TA Pipeline adoption within the broader NextTrip ecosystem.

“There is a compounding effect we are experiencing across our portfolio,” added Bill Kerby, Founder and Chief Executive Officer of NextTrip. “Each acquisition, TA Pipeline, Five Star Alliance, and JOURNY Media, strengthens and amplifies the others. Together, they are unlocking new distribution, engagement, and booking opportunities that are beginning to scale in a meaningful way.”

Strong Growth and Outlook

NextTrip recently reported 446% quarter-over-quarter growth and continues to anticipate strong performance through the remainder of its fiscal year and into fiscal 2027. The integration of TA Pipeline’s group-booking platform is expected to further accelerate revenue diversification across the Company’s B2B and B2C channels, reinforcing NextTrip’s long-term vision to connect media-driven inspiration with premium travel commerce.

About NextTrip

NextTrip, Inc. (NASDAQ: NTRP) is redefining travel at the intersection of media and technology through a vertically integrated ecosystem that combines immersive content, smart booking tools, and premium services to inspire travelers first and seamlessly convert that inspiration into bookings. Powered by its proprietary NXT2.0 engine, NextTrip offers solutions across luxury hotels, cruises, group travel, and vacation packages, anchored by Five Star Alliance, featuring 5,000+ of the world’s finest properties, and TA Pipeline, a leading group travel and agent booking platform for Mexico and the Caribbean. At the top of the funnel, its media brands, JOURNY and Travel Magazine, reach millions of consumers through streaming and digital channels, creating a unique “content-to-commerce” model that drives high-value transactions for travelers while delivering measurable results for industry partners. NextTrip’s proposition, Watch. Scan. Book. Go., captures its mission to transform inspiration into action. For more information, visit www.nexttrip.com.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at https://www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Richard Marshall
Director of Corporate Development

NextTrip, Inc
Richard.Marshall@NextTrip.com

Chris Tyson
Executive Vice President
MZ Group - MZ North America
949-491-8235
NTRP@mzgroup.us
www.mzgroup.us